Exhibit 23.1

KPMG LLP
Bay Adelaide Centre
333 Bay Street, Suite 4600
Toronto, ON M5H 2S5
Canada
Tel 416-777-8500
Fax 416-777-8818

Consent of Independent Registered Public Accounting Firm

To the Sponsor and Trustee of Sprott ESG Gold ETF,
We consent to the use of our report dated July 21, 2022 on the Statement of Assets and Liabilities including the Schedule of Investment included in the registration statement on Form S-1 herein.
We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
Chartered Professional Accountants, Licensed Public Accountants
July 22, 2022
Toronto, Canada